UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 28, 2016
Date of report (Date of earliest event reported)

SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations And Financial Condition.

On May 2, 2016, SurModics, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the results for the quarter ended March 31, 2016.  A copy of the full text of the Press Release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01         Other Items.

In connection with the preparation of the financial statements for the fiscal quarter ended March 31, 2016, the Company became aware of royalty overpayments made by customers pursuant to license agreements for products incorporating certain of the Company’s technologies no longer covered by an unexpired patent.  The Company did not identify that certain amounts reported by the customers were not in accordance with the terms of the license agreement and should have been deferred or refunded to the customers, resulting in an overstatement of revenue.  These misstatements resulted in an estimated cumulative overstatement of royalty revenue of approximately $1.1 million, of which $1.0 million relates to periods from fiscal 2012 to fiscal 2015.  These misstatements were not material to any prior period; accordingly, prior periods will not be restated.  The Company’s financial results for the fiscal quarter ended March 31, 2016, include an out-of-period adjustment to correct this cumulative overstatement of royalty revenue.

Following the identification of the cumulative royalty overpayments noted above, the Company’s Chief Executive Officer and Chief Financial Officer re-evaluated the effectiveness of internal control over financial reporting based on the framework in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission as of September 30, 2015 and December 31, 2015, and determined that a material weakness existed in the design and operating effectiveness of the Company’s controls related to the recognition of royalty revenue, specifically the controls to ensure that royalty revenue is  accurate and complete.  As a result, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s internal control over financial reporting was not effective as of September 30, 2015 and December 31, 2015.  The Company expects to file an amendment with the Securities and Exchange Commission to its (a) Annual Report on Form 10-K for the year ended September 30, 2015, amending and revising Item 9A of Part II, “Controls and Procedures,” with respect to (1) the Company’s conclusions regarding the effectiveness of its disclosure controls and procedures and its internal control over financial reporting, and (2) Deloitte & Touche LLP’s related attestation report, and (b) Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015, with respect to the Company’s conclusions regarding the effectiveness of its disclosure controls and procedures as a result of a material weakness in internal control over financial reporting.  Management is taking steps to address the Company’s controls related to the recognition of royalty revenue, including the accuracy and completeness of royalty reporting and payments made by customers pursuant to license agreements for products incorporating the Company’s technologies no longer covered by an unexpired patent.  Management plans to implement additional measures to remediate the underlying causes of the material weakness described above.

The Company’s management and the Committee have discussed the matters disclosed in this filing with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Item 9.01         Financial Statements and Exhibits.

          (d)       Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date:	May 2, 2016	/s/ Andrew D. C. LaFrence
Andrew D. C. LaFrence
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated May 2, 2016.